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                                                                    EXHIBIT 23.9

                     [LETTERHEAD OF MONTGOMERY SECURITIES]


January 6, 1997


Members of the Board of Directors
ValliCorp Holdings, Inc.
8405 North Fresno Street
Fresno, CA 93720

Gentlemen:

     We hereby consent to the inclusion of our opinion letter dated November 11, 1996 to the Board of Directors of ValliCorp Holdings, Inc. (the "Company") regarding the sale of the Company to Westamerica Bancorporation ("Westamerica"), in Westamerica's Amendment No. 1 to Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings "The Merger-Opinion of ValliCorp's Financial Advisor" and "Summary-Opinion of ValliCorp's Financial Advisor." In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Montgomery Securities

                                       MONTGOMERY SECURITIES